UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2008

WELLENTECH SERVICES, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	333-140236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Court Street, #11, Exeter NH	03833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(603) 778-9910

7415 Sherbrooke St. West #1, Montreal, Quebec  Canada, H4B 1S2
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 25, 2008, the Company’s then President, Irwin Rapoport, entered into an agreement with Richard C. Fox, then the Secretary of the Company, whereby Mr. Fox agreed to transfer to the Company a certain business concept and plan which he had developed.  In consideration of the assignment, Mr. Rapoport agreed to transfer to Mr. Fox 11,500,000 shares of the Company’s Common Stock owned by Mr. Rapoport, so that the Company would not be required to make any payment for the acquisition of the business concept and plan.  On August 25, 2008, the Company’s Board of Directors approved the transaction as so structured and adopted the business concept and business plan as the Company’s new business purpose.  See Item 8.01 below.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 25, 2008, the Company acquired, from Richard C. Fox, then the Secretary of the Company, a business concept and business plan.  See Item 8.01 below.  In consideration for the transfer to the Company, Mr. Rapoport agreed to transfer to Mr. Fox 11,500,000 shares of the Company’s Common Stock owned by Mr. Rapoport.  The Board adopted the business concept and business plan as the Company’s new business purpose.  Thus, although the concept and plan were acquired by the Company, the consideration was paid by Mr. Rapoport.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On August 25, 2008, as a result of the transfer of 11,500,000 shares of the Company’s Common Stock (out of 14,925,000 shares issued and outstanding) from Mr. Rapoport to Mr. Fox, Mr. Fox acquired control of the Company.  The consideration for the transfer was the assignment, to the Company, of a business concept and business plan developed by Mr. Fox.  Consequently, Mr. Rapoport resigned as an officer and as a director and Mr. Fox was elected as a director and employed as President/CEO.  See Item 5.02 following.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 25, 2008, in conjunction with the transfer, by Mr. Fox to the Company, of the business concept and business plan, the adoption of which by the Company obviated the need for Mr. Rapoport’s expertise, Mr. Rapoport resigned as an officer (President/CEO) and as a director.  Contemporaneously, the Board elected Mr. Fox as a director and appointed him as President/CEO, with the primary duty of installing and implementing the business concept and business plan.  Mr. Fox, age 74, is a practicing attorney with prior business executive experience.  Since 1997 Mr. Fox has been the principal of Fox Law Offices, P.A., a Florida professional association for the practice of law, concentrating in business, corporate and securities law.  In addition, in 2004 Mr. Fox founded i dolci, Inc., a Providence, Rhode Island-based manufacturer of gelato, which is distributed. under both private label and the Company’s own brand, “Roba!Dolce”, throughout New England and in the South.  Mr. Fox is CEO and a director of i dolci, Inc.

The Company has entered into an employment agreement with Mr. Fox.  The initial term of the agreement, which is subject to two one-year extensions at the option of the Company, is from September 1, 2008 to December 31, 2009.  Mr. Fox will be compensated, until December 31, 2008, for his legal services in preparing all of the legal documents to implement the business concept and business plan which he transferred to the Company, at the flat rate of $20,000 per month.  Commencing January 1, 2009, Mr. Fox will be compensated, at the same rate, as the President/CEO.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On August 25, 2008, in conjunction with the approval of the transfer of the business concept and business plan, the Board of Directors adopted and recommended certain amendments to the Articles of Incorporation, which amendments were approved by Mr. Rapoport, as the majority shareholder.  An Information Statement will be mailed to all shareholders, and the amendments will not be effective until 20 days after the Information Statement has first been mailed.   The mailing date is estimated to be September 8, 2008 and the effective date to be September 29, 2008.  A summary of the amendments is as follows:

(a)	change the name of the corporation;
(b)	change the authorized capital stock, with the addition of authorization for preferred stock as well as a reduction in the number of authorized shares of common stock;
(c)	amend the purposes of the corporation;
(d)	add provisions governing the Board of Directors;
(e)	add a provision limiting the liability of directors;
(f)	permitting the votes of interested directors to be counted in certain transactions;
(g)	add a provision for the indemnification of officers and directors; and
(h)	add a provision permitting the Board of Directors to approve future stock splits without a vote of the stockholders without affecting the authorized capital stock.

The following are the changes to the Articles of Incorporation which were recommended by the Company’s Board of Directors and approved by the shareholder having a majority in interest of the voting power, together with the reasons for such changes:

1.  The name of the Company is being changed from “Wellentech Services, Inc. to “Implex Corporation”.  The change in name is intended to reflect the change in the Company’s business plan and to give a name more likely to be remembered by investors and potential investors.   “Implex” is an acronym derived from “Imaginative Planned Expansion”

2.  The purposes for which the Company is organized are being changed from “Telecommunications” to the general form, “to do or engage in any lawful business for which corporations may be organized under the Nevada General Corporation Law”.  The original purpose obviously does not fit the current business plan of the Company and the permitted general form will avoid any future problems about the Company’s ability to conduct its business.

3.  The authorized capital structure is being changed from only common stock to one with both preferred stock and common stock.. At present, the Company is authorized to issue 160,000,000 shares of common stock having a par value of $.001 per share.  This is being changed to authorization to issue 100,000,000 shares of preferred stock having a par value of $.001 per share and 100,000,000 shares of common stock. also having a par value of $.011 per share.  The new business plan assumes the issuance of convertible preferred stock in the acquisition of portfolio companies; hence the need for the authorization of preferred stock.  At the same time, the Company is unlikely to need as many as 160,000,000 shares of common stock; hence the reduction of the authorized number of shares.

4.  An Article will be added outlining the Board of Directors.  The current Articles of Incorporation lack any definition of the Board.  The new provision will set the number of directors at no fewer than one (1) and no more than twenty-one (21), to be elected annually, with the proviso that a director will serve until his successor is duly elected and qualified, although such service is for more than a year.  The provision will permit vacancies, including vacancies resulting from an increase in the number of directors, to be filled by the Board.

5.  An Article will be added limiting the liability of directors in accordance with the authorization of the Nevada Corporation Law.  The current Articles do not contain any such limitation.  Such a provision is considered a requirement for the Company to recruit qualified directors, especially in the absence of D&O insurance and given the Company’s lack of substantial assets from which to provide meaningful indemnification.

6.  An Article will be added permitting the Company to enter into contracts with its directors and with firms in which any of its directors are shareholders, owners, directors, officers, or otherwise interested, provided that such contracts are in the ordinary course of business, with interested directors being permitted to vote on such transactions.  The current Articles do not contain such a provision.  Although such authorization is in the Nevada Corporation Law, it has been felt advisable to add the provision to the Articles of Incorporation in view of the more likely potential for such eventuality arising, given the Company’s new business plan, that might otherwise be the case.

7.  An Article will be added adding provisions for indemnification of officers and directors.  The current Articles do not contain any provision for indemnification.  Such a provision is authorized by the Nevada Corporation Law, and it is considered a requirement for the Company to recruit qualified directors, especially in the absence of D&O insurance.

8.  An Article will be added permitting the Board of Directors to authorize and declare stock splits (reverse splits and forward splits) without a shareholder vote without thereby impacting the number of shares of stock authorized.  The current Articles do not contain any such provision, which is permitted by the Nevada Corporation Law.  The Board desires to provide for greater flexibility by permitting the declaration of splits without requiring a vote of the shareholders, which can be time-consuming in what may be a time sensitive situation.  The Nevada Corporation Law gives the Board such authority, but also provides that in that event the split would affect the authorized number of shares, not only the issued and outstanding shares.  This provision will allow the Board to take such action without affecting the authorized number of shares.

A copy of the proposed Amended and Restated Articles of Incorporation is attached to this Form 8-K as an Exhibit.

ITEM 8.01 OTHER EVENTS.

On August 25, 2008, The Company’s Board of Directors adopted certain Codes and Policies, copies of which are attached to this Form 8-K as exhibits, as follows:

1.	a Code of Ethics;
2.	a Code of Conduct;
3.	an Insider Trading Policy;
4.	a Disclosure Policy; and
5.	a Whistleblower Policy.

On August 25, 2008, the Company’s Board of Directors approved and declared a two-for-one forward stock split, to be effective as soon as authorized and approved by FINRA.  The exchange of stock certificates is non-mandatory.

On August 25, 2008, the Board of Directors adopted the 2008 Employees Compensation and Stock Option Plan.  The Plan permits the Board, or an appointed Compensation Committee of the Board, to use either shares of the Company’s Common Stock or options to purchase shares of the Company’s Common Stock, up to a total of 2,500,000 shares in either event, to recruit, retain, incentivize and reward employees of the Company.

On August 25, 2008, the Board of Directors adopted the 2008 Stock Option Plan.  The Plan permits the Board, or an appointed Compensation Committee of the Board, to award options to purchase shares of the Company’s Common Stock, up to a total of 2,500,000 shares, to recruit, retain, incentivize and reward both employees and non-employees (e.g., consultants) of the Company with either qualified or non-qualified stock options..

The business concept and business plan transferred to the Company by Mr. Fox will take the Company from its current business, which most likely will be spun off, to one of acquiring mezzanine stage companies which require capital of up to $2,000,000, the funding of those acquired subsidiaries, the providing of certain management and business services to such subsidiaries, and the spinning off of such subsidiaries when they achieve a sufficient level of success to be a stand-alone public company.  The anticipated average time period during which a subsidiary company will be nurtured and developed is anticipated to be three years, but with some as short as 12 to 18 months, and with a maximum of five years.  The spin-off is anticipated to be accomplished by an SEC-registered distribution of shares in the subsidiary to the Company and its shareholders, repaying the amounts advanced, with a profit, and with a percentage of the overall number of shares being issued as a transaction fee.

Also on August 25, 2008 the Board of Directors adopted a Directors Compensation Plan, whereby directors would begin receiving compensation for their services as of September 1, 2008.  The compensation for directors will be determined by dividing a deemed cash compensation by a number which is 85% of the average Closing price of the Company’s Common Stock for the preceding month, and in the absence of trading, as at present, the average will be deemed to be $5.00 per share.  The Chairman will receive deemed cash compensation of $6,000 per month, the Vice-Chairman, if any, will receive deemed cash compensation fo $5,500 per month, and directors will receive deemed cash compensation of $5,000 per month.  Each director will have certain specific assigned oversight duties, in addition to his service as director, and individuals having specific expertise are being recruited.

The Board of Directors also approved the establishment of an Advisory Board of Directors, which will be compensated similarly to the directors, except at the deemed cash compensation rate of $2,500 per month.  Advisory Board members will most likely be professionals who will provide preliminary, advisory services, and who will be permitted to contract with subsidiary companies for more detailed services implementing any preliminary recommendations.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

3.3	Amended and Restated Articles of Incorporation (as proposed to be filed)

10.1	2008 Employees Compensation and Stock Option Plan
10.2	2008 Stock Option Plan
10.3	Fox Employment Agreement

14.1	Code of Ethics
14.2	Code of Conduct
14.3	Insider Trading Policy
14.4	Disclosure Policy
14.5	Whistleblower Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLENTECH SERVICES, INC.

Dated: August 28, 2008	By:	/s/ Richard C. Fox
Name: Richard C. Fox
Title: President, Chief Executive Officer